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                                                                   Exhibit 10.24

SIGNATURE COPY

                             [LOGO OF HACH COMPANY]


                            DISTRIBUTORSHIP AGREEMENT
               BETWEEN HACH COMPANY AND EURO TECH (FAR EAST) LTD.

         This agreement made and entered into between Hach Company, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A., having its principal offices at 57th Street and Lindbergh Parkway (P.O. Box 389), Loveland Colorado 80537, United States of America ("Hach") and

                            Euro Tech (Far East) Ltd.
                           18/F Gee Chang Hong Centre
                             65 Wong Chuk Hang Road
                                    Hong Kong
                                ("Distributor").

          Whereas Hach is one of the leading manufacturers of laboratory testing apparatus, process analyzers and chemicals particularly intended for analysis of water and other substances the ("Products"); and

          Whereas Distributor has the commercial and technical experience and capability as well as technically trained personnel to promote, sell and service the Products:

          Now, therefore, the parties hereto agree as follows:

1.0      DEFINITIONS

1.1 The "Territory" shall mean the geographic area described on Exhibit A, Territory, attached hereto.

1.2 The "Products" shall mean the items of the Product lines designated on Exhibit B, Products, attached hereto. The parties may add to or otherwise modify said list by mutual written agreement. Hach may amend, add or withdraw Products at its sole discretion, without notice and at any time.

1.3 "Private Label Products" shall mean those products which Hach supplies to its customers which bear the customer's label, or those products purchased from Hach under a special agreement, or those products which are otherwise denominated by Hach as Private Label Products.

1.4 "Contract Date" is the date shown beneath the signature of Hach Company at the end of this Agreement.

2.0       APPOINTMENT OF DISTRIBUTOR

2.1 Hach hereby appoints EURO TECH (FAR EAST) LTD. Distributor of Products in the Territory, and Distributor accepts said appointment, subject to all terms and conditions hereof.

2.2 Hach may appoint other person(s) or company(s) to distribute or represent the Products in the Territory during the term of this Agreement or any extension hereof.

2.3 Hach does not guarantee the Products will not at times be sold to customers in the Territory by Distributors or representatives established outside the Territory.

2.4 Hach may sell Products directly to customers in the Territory where requested by a customer or where, in Hach's sole discretion, Distributor's coverage of the Territory is not adequate.

2.5 Any compensation due Distributor from Hach shall be further described in Exhibit C, Compensation Schedule.

3.0      PURCHASE, SHIPMENT

3.1      Distributor may sell only those Products described in Exhibit B.

3.2 Absent a separate, written agreement or addendum hereto, Distributor may not sell Private Label Product.

3.3 Subject to availability, Distributor shall place firm orders for and Hach shall send to Distributor, Products in quantities sufficient to meet Distributor's demand for the Products in the Territory.

3.4 Hach shall sell Products to Distributor, Free Carrier (FCA), (Ames IA) and all risk of damage or loss shall pass to Distributor when Hach delivers the shipment to the first carrier. Hach retains title to the Products until carrier delivers Product(s) at first foreign (non U.S.) port of entry.

3.5 Products shall be sold to Distributor at Hach's Distributor List Prices in effect at the time the order is accepted by Hach. Such prices may be changed at Hach's discretion and without notice to Distributor. All sales shall be made under Hach's terms and conditions of sale in effect as of the time of the sale to Distributor and as modified and subject only to the terms of this Agreement which shall prevail in the event of any inconsistency between this Agreement and those terms and conditions of sale.



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3.6      Each order placed by Distributor shall be subject to acceptance by Hach in the U.S.. Hach shall not be obligated to accept any order. Hach shall not be liable to any party for its failure or refusal to accept any order.

3.7 Hach shall not be liable for loss, damage, detention, delay or failure to deliver all or any part of the Products resulting from causes beyond its control, including but not limited to fires, strike, insurrection, riots, embargoes, car shortages, delays in or unavailability of transportation, inability to obtain supplies and raw materials, requirements or regulations of the United States Government or any other civil or military authority. Hach shall not be liable for any loss or damage arising from such delay.

3.8 Quoted delivery dates are merely approximate. Delay in delivery shall not entitle Distributor to cancel an order. Distributor's acceptance of delivery of the Products shall constitute a waiver of all claims for loss or damage due to delay.

3.9 Hach shall have the right to discontinue the availability of any Product, or to make design changes or improvements in the Products, at any time without notification to Distributor, without incurring any liability to Distributor or to Distributor's dealers or customers and without any obligation to apply any such changes or improvements to Products previously purchased by Distributor or in use in the Territory.

4.0      TERMS OF PAYMENT

4.1 Terms of payment are as specified in Exhibit D, Payment Terms. Exhibit D may be amended from time to time at Hach's sole discretion.

4.2 Payment for Products shall be made by Distributor in U.S. dollars in accordance with Hach's standard credit practices for international sales. Ability to complete payments to Hach in the currency of the United States of America as stipulated herein is of the essence of this Agreement. If by virtue of any regulation or order of any government authority in the Territory, Distributor is unable to make payments in accordance with this Agreement, Hach may terminate this Agreement.

4.3 Notwithstanding Section 4.2, payment may be made in U.S. dollars or in any alternate currency upon which the parties hereto mutually agree in writing prior to payment in that alternate currency.

4.4 All unpaid balances shall, if not paid within thirty (30) days or such period with which Hach may agree, accrue interest at the rate of eighteen percent (18%) per annum, or the legal rate applicable. Unless prohibited by law, such interest shall be compounded daily. Hach reserves the right, in its sole discretion, to require prepayment for any order.

5.0      DUTIES OF DISTRIBUTOR

5.1 Distributor agrees to maintain a suitable place or places of business with adequate facilities for the sale and servicing of the Products. Such facilities shall be staffed by qualified personnel and shall remain open to customers during business hours customary in the trade and in the Territory. Distributor shall allow Hach's representatives at any reasonable time to examine Distributor's place of business and inventories and to test Distributor's equipment and facilities so as to verify Distributor's compliance with this Agreement.

5.2 Distributor will maintain a qualified sales organization which will call on such customers and potential customers in the Territory as may be reasonably likely to purchase any of the Products. Distributor's sales personnel will participate in such Hach sales training programs as Hach may conduct at Distributor's expense, and Distributor will conduct internal training designed to ensure the development and implementation of effective sales methods applicable to the Products.

5.3 Distributor agrees to exert its best efforts to promote and sell the Products in the Territory and to provide competent post-sales servicing for all Products located in the Territory regardless of whether or not sold by Distributor.

5.4 Distributor shall at all times employ adequate technically trained and experienced personnel. Distributor shall be encouraged to service and repair Hach equipment in the Territory. In the event Distributor performs such service, it shall do so in accordance with Hach's current service and repair policy and procedures and shall maintain an adequate supply of spare parts to assure timely service.

5.5 Distributor agrees to consult with Hach before making any arrangements during the term of this Agreement to sell or handle product lines which conflict or compete with the Products.

5.6 Distributor agrees to inform Hach in writing of all products or companies other than Hach Products or Hach Company, which or from whom Distributor purchases products for resale or otherwise represents during the term of this Agreement.

5.7 Hach may request and Distributor shall promptly provide information about its end-user customers including, without limitation, the customer name, the contact name, the customer address, the ship-to address and the billing address.



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5.8      Distributor shall provide its Customer Price List or factor applied for developing Customer Price List to Hach within ninety (90) days of the contract date. Distributor shall provide Hach a revised Customer Price List or factor applied for developing Customer Price List at any time Distributor makes a material change thereto or at Hach's request.

5.9 From time to time Hach may disclose certain proprietary information, such as, without limitation, information related to the sales, marketing, performance, composition, manufacture and development of Products ("Confidential Information"). Such Confidential Information may be disclosed in oral, written, electronic or other form. During the term of this Agreement and for a period of five (5) years following termination of this Agreement, for whatever reason, Distributor agrees that it will not:

         (a) use such confidential Information for any purpose directly or indirectly detrimental to Hach or Hach's interest or ownership in such Confidential Information,

         (b) disclose Confidential Information to any persons who are not employees, agents or representatives of Distributor without prior, written approval for such disclosure from Hach,

         (c) disclose Confidential Information only to such employees, agents or representatives of Distributor who have a legitimate need to know, who understand the confidential nature of the Confidential Information, and from whom Distributor has obtained a written agreement of nondisclosure. Distributor further agrees that failure to protect Hach's Confidential Information in any way shall be considered a material breach of this Agreement.

5.10 Upon termination of this Agreement for whatever reason, or at any time Hach so requests, Distributor shall, within ten (10) days of such termination or request, return to Hach all confidential Information including without limitation, all copies, summaries, analyses or extracts thereof, then in possession of Distributor or any of its employees, agents or representatives.

5.11 Distributor agrees to keep at all times during the term of this Agreement an adequate inventory of Product as reasonably required to meet the Sales Forecast for the Territory. Distributor shall execute such Sales Forecast promptly upon signing this Agreement or at the start of Hach's fiscal year as mutually agreed upon. In the event said Sales Forecast is not executed before the first day of the third month following the Contract Date of this Agreement, Hach may terminate this Agreement with thirty (30) days written notice to Distributor.

         5.11.1 An Annual Sales Forecast(s) will be provided by Distributor to Hach in such form as Hach may request by September 30th of each of each year of this Agreement

5.12 Distributor shall furnish an Annual Sales and Operations Report ("Report") to Hach, This Report is due on February 28th of each year. The Report shall contain accurate information as to sales, customer demand, customer reactions, activities of competitors, information on political and economic developments that could affect in any way the financial condition of the Distributor and/or the ability of Distributor to promote and sell the Products in the Territory and such other information as Hach may reasonably request, including information on the financial condition of Distributor.

5.13 Distributor shall provide such information as is required by Hach to assure compliance with the export, re-export, import or licensing laws of the U.S. or other jurisdiction, or such other regulations or laws as may be applicable hereto or thereto (the "Requirements"). The Requirements are appended hereto as Exhibit E, Requirements for Export or Import of Products, and may be amended from time to time at Hach's sole discretion.

5.14 Distributor shall maintain records of all sales and keep them on file for six (6) years. Distributor shall allow Hach's employees or agents to examine such records at any reasonable time. Distributor agrees that all customers or potential customers for the Products have been developed and created solely for the benefit of Hach, and any list of customers or potential customers for the Products shall be deemed to be the property of Hach.

5.15 Distributor shall assist Hach in obtaining information regarding the financial stability and credit history of any customer or prospective customer with respect to which Distributor forwards an order directly to Hach for acceptance in return for a sales commissions, as provided herein.

5.16 Distributor shall not sell or ship Products from the Territory to other jurisdictions if such sale or shipment is prohibited by the government of the United States of America or the government of the Territory or the government of the receiving entity.

5.17 Distributor shall not advertise or market, attempt to advertise or market, sell or attempt to sell Products outside the Territory via the Internet, on the World Wide Web, or by other electronic means.

6.0      RESALE OF PRODUCTS BY DISTRIBUTOR

6.1 Distributor shall actively solicit orders from prospective and actual customers, either by calling on same with its own personnel, through its dealers or by mailing adequate printed material and brochures.



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6.2      Hach may visit customers and prospective customers in the Territory and may, but shall not be required to, afford Distributor an opportunity to accompany the Hach representative on any such visit. Any order placed by a customer during a joint visit by Hach and Distributor shall be for the account of Distributor.

6.3 Hach shall from time to time furnish Distributor a Net Price List. It shall be Distributor's responsibility to establish commercially competitive end-user prices, keeping in mind both Hach's end-user prices and the prices of locally available or potentially available competitive products. Distributor understands that Hach does not intend, nor will it attempt to, require Distributor to sell Hach products at any specific price. The setting of price is entirely at the discretion of Distributor.

6.4 Distributor shall not solicit or advertise in jurisdictions outside the Territory unless this restriction on solicitation or advertisement is prohibited by law. Distributor shall not maintain branches, places of business or warehouses outside the Territory for the Products without the prior written consent of Hach.

6.5 Distributor shall not, without the prior written consent of Hach, alter the Products in any manner including, without limitation, removal or alteration of labels, tradenames, trademarks, notices, serial numbers or other identifying marks, symbols or legends affixed to any of the Products or their containers or packages.

6.6 Return of Product to Hach for whatever reason is allowed only with prior written approval of Hach. The return of goods without prior authorization and instruction will result in a charge to Distributor for any and all related costs if the Product is retained by Hach less any restocking fees, or, if Hach refuses the shipment, Distributor shall be entirely responsible for all costs including those of the return shipment.

7.0      SALES LITERATURE

7.1 Hach shall furnish to Distributor at such prices as Hach, in its sole discretion, shall charge, sales literature and brochures in the English language and using United States standard measures and weights. Distributor shall be responsible for carrying out, at its own cost and expense, any translations or adaptations of such material required by local law, provided that no such translations or adaptations shall be disseminated by Distributor without the prior written consent of Hach. Nonetheless, Distributor agrees to indemnify Hach and hold it harmless from any liability, damages, costs and expenses incurred by Hach with respect to any improper or incorrect translation or adaptation of the above mentioned materials.

7.2 Upon termination of this Agreement Distributor shall promptly deliver to Hach all such material and any translations and/or adaptations thereof which may be in Distributor's possession or control, in accordance with instructions from Hach.

7.3 Hach shall have the right to distribute literature and brochures directly to the customers and prospective customers in the Territory based on mailing lists that Hach may develop. Where Hach and Distributor together develop such lists, Distributor may be requested by Hach to pay up to one-half of the cost of any such distribution.

8.0      APPOINTMENT OF DEALERS

8.1 Distributor shall not appoint any representatives, agents, sub-Distributors or dealers ("Appointees") to assist in the promotion and/or sale of the Products in the Territory without the prior written consent of Hach. In the event that Hach shall consent to any such appointments, it is understood that any such Appointee shall not be considered a representative, agent, distributor, dealer or employee of Hach, and shall derive no rights vis-a-vis Hach by virtue of such appointment. Accordingly, Distributor agrees to indemnify Hach and hold it harmless from any liability, damages, costs or expenses (including reasonable attorney's fees) incurred by Hach as a result of acts of the Appointees. Further Distributor shall indemnify and hold Hach harmless from any liability, damages, costs or expenses (including reasonable attorney's fees) incurred by Hach with respect to the termination and/or appointment of any such Appointees.

8.2 Distributor shall provide a complete list of all Distributor's Appointees to Hach at such time as Hach may request such list.

8.3 Distributor shall provide a complete list of all Distributor's Appointees in its Annual Sales and Operations Report to Hach.

9.0      GOVERNMENT REGULATIONS

Distributor agrees to obtain at its own expense any import license, foreign exchange permit, or other permit or approval it may need for the performance of its obligations under this Agreement and to comply at its own expense with all applicable laws, regulations and orders of the government(s) of the Territory or any instrumentality thereof. Distributor shall at all times cooperate with Hach to assist Hach in meeting regulatory compliance demands. Distributor shall not forward, without prior notification to Hach, any order which has not been reviewed for compliance with the UNITED STATES CODE, Section 2401 ET SEQ., the Bureau of Export Administration, Control Policy: End-User(s) and End-Use Based.



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10.0     WARRANTY

10.1 Hach warrants that the Products are free from defects in material and workmanship for a period of one (1) year from the date of shipment unless otherwise specified by Hach.

10.2 The sole obligation of Hach is to repair or replace, at its option, and without charge, any Product or part, which Hach manufactures and which Hach agrees is defective.

10.3 This warranty does not cover limited-life components unless expressly stated. In the case of equipment and accessories not manufactured by Hach, but which are furnished with equipment of Hach's manufacture, if warranty is extended by the manufacturers thereof and transferable to Distributor, Hach transfers such warranty.

10.4 This warranty does not cover Products which in Hach's or Distributor's opinion have become worn from normal use or have been damaged by misuse, negligence or accident, or where disassembly and/or repairs have been attempted causing said defect.

10.5 UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT, HACH MAKES NO WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO ANY PRODUCTS FURNISHED HEREUNDER. HACH EXPRESSLY DISCLAIMS ANY WARRANTIES IMPLIED BY LAW, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL HACH BE LIABLE FOR DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

10.6 Distributor, acting only on its behalf, shall in the sale contract between it and its retail customer, provide a warranty similar to the one given to Distributor by Hach herein. Distributor shall promptly perform and fulfill any and all of the terms and conditions of each such warranty extended. Distributor agrees not to extend to its customers any Product warranty that is different from Hach's limited warranty set forth in this Section 10.

10.7 Notwithstanding any language in this Agreement to the contrary, Hach shall have the right to discontinue the availability of any Product or components or replacement parts therefor, or to make design changes or improvements in the Products at any time and such discontinuance or change shall not constitute a breach of warranty, a breach of contract or result in liability for Hach under any legal theory whatsoever. Hach shall have no obligation to retrofit, change or improve Product purchased by Distributor or Distributor's customers prior to the discontinuance or change.

11.0     INTELLECTUAL PROPERTY (IP)

Distributor recognizes that Hach is the owner, assignee or licensee of various IP rights in the United States and throughout the world, including patents, trademarks, trade names, designs, insignia and confidential information, and Distributor expressly acknowledges and agrees that it will not have or acquire any rights in or to any such IP rights used or adopted by Hach anywhere in the world, or used or adopted by any company related to or affiliated with Hach, whether or not such IP rights are registered in the Territory. Recognizing the importance of such rights to Hach's business and good will, Distributor agrees as follows:

11.1 Should Distributor become aware of trade practices or actions posed or threatened by third parties that may injure the business that Distributor conducts pursuant to this Agreement or Hach's business and good will or the above-mentioned property rights, full details of the same shall be promptly supplied to Hach, and Hach or any person authorized by it shall have the right to take or direct such action as Hach may deem proper against such third parties. Distributor shall in no event take any action in protection of Hach's rights or in furtherance of Hach's interest without Hach's written authorization.

11.2 During the continuance of this Agreement and thereafter, Distributor shall not take or cooperate in any action or threatened action which might in any way impair such IP rights, or question Hach's paramount ownership or interest in the same or in any way injure Hach's business and good will.

11.3 Distributor shall not, without Hach's consent or direction, make any threat against or cooperate in any action against third parties which in any way involves the above-mentioned IP or which constitutes unfair trade practices or violation of any law in the sale or in the advertising of Hach Products.

11.4 Distributor shall not alter, deface, remove, cover up or mutilate in any manner whatever any trademark, patent number, copyright or trademark registration symbol, serial or model numbers, brand or name which is attached to Hach Products. If any such modifications or changes come to Distributor's attention it shall report them to Hach.

11.5 During the continuance of this Agreement and thereafter Distributor shall not use or register or attempt to register any name, or insignia which infringes or is in conflict with or is confusingly similar to Hach's IP rights, and Distributor shall not at any time assert any ownership or interest in any such name, mark or insignia. The foregoing shall include use on products, in business titles and in advertising literature.

11.6 During the continuance and solely for the purpose of this Agreement, Distributor is granted the non-exclusive right to use Hach's trade names and trademarks in connection with the sale or offering for sale and



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servicing of the Products, provided, however, that Distributor shall discontinue the display or use of any such trademark or trade names or change the manner in which any such mark or name is displayed or used when requested to do so by Hach. Such marks or names may be used as part of the name under which Distributor's business is conducted only with the express approval of Hach. Distributor is not authorized to use outside the Territory, directly or indirectly, in whole or in part, as a part of Distributor's corporate name or in signs, advertising, or any other similar selling effort, any of Hach's trademarks or tradenames that are now or may hereafter be owned by Hach.

11.7 During the continuance of this Agreement and thereafter neither Distributor nor its officers or employees will divulge to others, without Hach's written consent, confidential information supplied directly or indirectly to Distributor including customer lists and purchase orders, engineering or technical data including plans, specifications, drawings, designs, layouts, processes and formulae, whether or not reduced to writing. Distributor shall disclose confidential information only to those of its officers or employees whose duties require them to know the same, and then only if such persons have given to Distributor an enforceable undertaking not to disclose the confidential information to any unauthorized third person, and Distributor shall take any such other steps which may be necessary to cause compliance with the provisions of this Section 11.7 by its officers and employees.

11.8 Distributor shall reimburse Hach for all costs and expenses including legal fees incurred by Hach in connection with any legal action taken to enforce compliance with this Section 11.

12.0     PRINCIPAL-TO-PRINCIPAL RELATIONSHIP

12.1 It is understood and agreed that this Agreement creates a principal-to-principal relationship between the parties hereto, that Distributor is not an agent of Hach, and that Distributor may not lawfully bind Hach in any manner whatsoever. Distributor shall not make quotations or write letters in the name of Hach, but in every instance shall sign same with its own name. The name of Hach shall not appear on the stationery used by Distributor except as a marginal note to indicate that Distributor is authorized by Hach to distribute Products in the Territory. In no event shall Hach be liable for any expense incurred by Distributor, the liability for which is not specifically assumed in writing by Hach.

12.2 Distributor is a non-exclusive distributor. Distributor shall not advertise, represent, or intimate that it is an exclusive Distributor of any Hach Product.

13.0     DURATION AND TERMINATION

13.1 This Agreement shall become effective upon the Contract Date and shall continue in force for one (1) year and thereafter, shall automatically be renewed for successive one (1) year periods unless and until terminated by one of the parties with a minimum ninety (90) day notice to the other party. Such notice shall be in writing and transmitted according to Section 17.4 herein.

13.2     The following events constitute just cause for termination of this
Agreement:

         13.2.1 Default by Distributor in the payment of any obligations owing to Hach; or

         13.2.2 The filing by or against Distributor of any insolvency or bankruptcy proceedings or proceedings for reorganization receivership or dissolution, or the inability by Distributor to meet its debts as become due; or

         13.2.3 Any change in Distributor's financial condition, ownership structure, or financial control which is materially adverse to Hach,

         13.2.4 If Distributor is a corporation, more than fifty percent (50%) of the stock of Distributor is transferred to another person who does not own or control at least twenty-five percent (25%) of Distributor's equity at the time of execution of this Agreement; or

         13.2.5 If Distributor is a partnership, any change in the membership of Distributor's firm by death or otherwise; or

         13.2.6 If Distributor is an individual, his death; or

         13.2.7 A competitor of Hach acquires, directly or indirectly, an equity interest in Distributor; or

         13.2.8 Any dispute, disagreement or controversy arises between or among any of Distributor's principals, partners, managers, officers or stockholders which, in Hach's opinion, may adversely affect Distributor's operation, management, reputation or business or Hach's interest or the reputation of the Products; or

         13.2.9 Any dispute, disagreement or controversy arises between Distributor and a customer, which in Hach's opinion may adversely affect Hach's interests or the reputation of Hach's Products; or

         13.2.10 Without Hach's written consent, Distributor's place of business remains closed during regular business hours for more than five (5) consecutive days, except when the closing is caused by



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         strikes or acts of God or when the closing coincides with religious or other holidays normally recognized in the city where Distributor's principal sales and service are located, or

         13.2.11 The assignment or attempted assignment of this Agreement, or of any interest herein or of any right hereunder, by Distributor without Hach's written consent; or

         13.2.12 Distributor's failure to obtain or maintain any license, permit or authorization from any government within or without the Territory necessary for the importation, sale or servicing of the Products thereunder, or necessary to enable Distributor to make payments for the Products in the United States of America dollars as provided in Section 4 hereof, or otherwise necessary for the performance of Distributor's obligations hereunder; or

         13.2.13 The failure or refusal of Distributor for a period of thirty
         (30) days after notice to perform any of its obligations under this Agreement; or

         13.2.14 The enactment of law by any governmental unit within the Territory which would restrict Hach's right to terminate and/or elect not to renew this Agreement as herein provided, by making Hach liable to Distributor for compensation and damages upon termination and/or failure to renew this Agreement.

         13.2.15 The failure of Distributor to achieve the sales levels agreed to in the Sales Forecast.

         13.2.16 Distributor's breach of any or all sections of Exhibit E.

13.3     Upon the occurrence of any event specified in subparagraphs 13.2.2,
13.2.4 and 13.2.14 above, this Agreement shall automatically and immediately terminate. Upon the occurrence of any of the other above specified events, in addition to the other rights or remedies which Hach may have in law or equity, it may, as its option, terminate this Agreement by written notice thereof. Such termination shall become effective as of the date set forth in said notice but in no event earlier than ninety (90) days after such notice is given. Any waiver of the right to terminate for any of these events shall not constitute a waiver of the right to claim damages and/or to terminate this Agreement for any similar events which may occur in the future.

14.0     RIGHTS AND OBLIGATIONS UPON TERMINATION

         Upon termination of this Agreement as provided in Section 13 or otherwise provided for herein:

14.1 The acceptance of orders from Distributor or the continuance of sale of Products to Distributor or any other act of Hach after notice of termination of this Agreement shall not be construed as a renewal or a revival of this Agreement for any further term or as a waiver of the termination.

14.2 Hach shall have the obligation of canceling any of Distributor's outstanding orders for Products.

14.3 Hach shall not be liable to Distributor for compensation or damages of any kind whether on account of loss by Distributor of present or prospective profits, or anticipated orders, or on account of expenditures, investments or commitments made in connection with this Agreement, or on account of any other thing or cause whatsoever.

14.4 Distributor shall remove all signs bearing any of Hach's trademarks or tradenames, obliterate said trademarks or trade names from letterheads, stationery, service orders and other forms, and discontinue the use of any identification or advertising that might convey the impression that Distributor is still an authorized Hach distributor. Distributor shall immediately return to Hach all price lists and catalogs, technical specifications, brochures, advertising matter of any kind and all originals and copies of confidential information which Hach has supplied to Distributor in accordance with instructions from Hach.

14.5 Hach shall have the option of repurchasing from Distributor any new Products held by Distributor in inventory which Hach in its sole discretion determines to be marketable. Such Products shall be repurchased at the price as invoiced by Hach to Distributor for such Products if Distributor can prove such invoice price, otherwise, such Products shall be repurchased at seventy-five percent (75%) of the current prices in Hach's Distributor Price List for such Products. Distributor shall furnish to Hach a bill of sale, or other document of title satisfactory to Hach, covering all property repurchased under this Section 14.5.

14.6 Termination of this Agreement shall in no way affect Distributor's obligation to make payments for the Products delivered prior thereto. The parties may pursue any rights or obligations accrued or existing at the date of termination.

14.7 Distributor shall, if necessary, take all steps to transfer any governmental or regulatory approvals for each Product to Hach or Hach's nominee, or if such transfer is not permitted, to cooperate in the cancellation of Distributor's governmental approvals and the reissuance thereof to Hach or Hach's nominee at Hach's expense.

14.8 For a period of two (2) years after termination, Distributor shall not use any Hach Intellectual Property as defined in Section 11 herein to design, manufacture, and market products which compete with the Products.



                                       7
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14.9     During the term of this Agreement and for a period of two (2) years after the termination hereof, for whatever reason, Distributor, its affiliates or agents, shall not contact or solicit any employee of Hach with the intent of offering such employee employment outside.

15.0     INDEMNIFICATION

15.1 Distributor shall indemnify and hold Hach harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorney's fees) imposed upon, incurred by or asserted against Hach that result from:

         15.1.1 Acts of negligence or misrepresentations by Distributor, its employees or agents; Distributor's breach of any provision of this Agreement or Distributor's failure to meet its obligations or to perform any acts required under its agreements with any third party; and

         15.1.2 The relationship between Distributor and any of its employees, agents, and servants, whether under industrial accident laws, worker's compensation laws or any other laws applicable to employers and employees.

15.2 The provisions of this Section 15 shall survive the termination of this Agreement.

16.0     ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of Hach's successors and assigns, but it is personal to Distributor and may not be assigned or transferred by it without Hach's written consent which Hach may withhold at its sole discretion whether such discretion is reasonable or unreasonable.

17.0     ENTIRE AGREEMENT AND MISCELLANEOUS PROVISIONS

17.1 This Agreement, entered into by Distributor and Hach of their free will, records the entire agreement between the parties and merges all discussions and replaces any understanding or prior agreement which may heretofore have existed between Hach and Distributor with regard to Distributor's appointment in the Territory.

17.2 Any amendments to this Agreement shall be in the form of a written document signed by all parties to this Agreement. Oral agreements and representations shall be not be binding.

17.3 No party to this Agreement shall be responsible for noncompliance with the terms and conditions of this Agreement where the reasons for such noncompliance are beyond the control of the party.

17.4 Hach's failure to enforce at any time any provision, right or option of this Agreement, shall in no way be considered a waiver of such provision, right or option or in any way affect the validity of this Agreement. The exercise by Hach of its rights or options hereunder shall not preclude it from or prejudice it in exercising the same or any other rights or options it may have under this Agreement. All notices provided for herein shall be given in writing by registered return-receipt air mail, by telegraph or cable confirmed in writing, by facsimile or other electronic transmission or by courier, addressed to:

Distributor:      EURO TECH (FAR EAST) LTD.
Hach:             Hach Company
                  PO Box 389 - 57th Street and Lindbergh Parkway
                  Loveland, Colorado 80537 USA
                  Attn:  Manager of International Sales

with a copy to:

                  Hach Company
                  PO Box 389
                  57th Street and Lindbergh Parkway
                  Loveland, Colorado 80537 USA
                  Attn:  Chief Counsel

17.5 Notices sent by facsimile, cable, telegraph or other electronic means shall be seemed to be given on the day following the transmission. Notices sent by registered return-receipt air mail shall be deemed to be given seven (7) days after the date of mailing. Notices sent by courier shall be deemed to have been given five (5) days after tender and acceptance of the notice by the courier for purposes of delivery.

18.0     DISPUTE RESOLUTION

18.1 Any dispute, controversy or claim except disputes, claims or controversy related to intellectual property rights arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be settled by arbitration in accordance with the Arbitration Rules of the UNITED NATIONS COMMISSION ON INTERNATIONAL TRADE LAW (the "UNCITRAL Rules") with such modifications and additions as are set forth in this paragraph. The



                                       8
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appointing authority shall be the American Arbitration Association (AAA);
proceedings hereunder shall be administered by the AAA and conducted in Denver, Colorado. All arbitration proceedings hereunder shall also be subject to the following:

18.2     They shall be conducted in English,

18.3 The number of arbitrators shall be three (3). The appointment of arbitrators shall be governed by the UNCITRAL Rules; provided, however, that the third arbitrator selected by the arbitrators appointed by the parties hereto must (i) be fluent in English, (ii) have such knowledge and practical experience in business and commercial matters that he is capable of evaluating on a practical as well as theoretical level the issues involved in the proceedings, and (iii) agree to serve for a per day fee which is reasonable in amount.

18.4 For a reasonable amount of time prior to commencement of an evidentiary hearing, each party shall have the right to request in writing the production of all documents in possession of the other party which are relevant to any of the issues in the proceedings. Within twenty (20) days of receipt of such request, a party may object in writing to all or any part of such request on the grounds that (i) the documents requested are irrelevant or privileged, (ii) such documents are equally available to the requesting party, or (iii) production of such documents would impose extreme hardship on the party being asked to produce them. Within a reasonable time after receipt of such written objection, the arbitrators shall rule the validity of such objection and production of all documents as to which the objection is not sustained shall be made within thirty
(30) days of such ruling. Any such production shall be made at the site where the documents in question are ordinarily kept.

18.5 For a reasonable amount of time prior to commencement of any evidentiary hearing each party shall have the right to depose under oath any of the other party's officers, directors, employees or agents regarding matters which are relevant to the issues in the proceedings. Any person being deposed shall be entitled to be represented by counsel. Any such deposition shall be conducted in the locality where the person being deposed ordinarily carries out his/her duties as an officer, director, employee or agent.

18.6 There shall be an evidentiary hearing which the arbitrators attend in person. Each party shall have the right at such hearing to present and examine witnesses (including experts) in person and each witness shall be subject to cross-examination by the other party.

18.7 Each party shall bear its own legal fees. Fees and expenses of the arbitrators and of the appointing and administering authority shall be borne equally by the parties. The expenses of witnesses called by a party shall be borne by such party; the expenses of any witnesses called by the arbitrators shall be borne equally by he parties. All other costs of the arbitration proceedings (including, without limitation, costs associated with the production of documents and the cost of any stenographic record or translators) shall be borne equally by the parties.

18.8 Payment of all awards shall be made in the official currency in the Territory provided that currency is freely and easily convertible.

18.9 Judgment on an award of the arbitrators may be entered by any court of competent jurisdiction.

19.0     SEPARABILITY

19.1 Any provision of this Agreement which in any way contravenes the law of any country or political subdivision in which this Agreement is effective shall, in such country or political subdivision and to the extent of such contravention of law, be deemed separable and shall not affect the validity of any other provision of this Agreement.

19.2 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, U.S.A., without giving effect to its conflict of law principles. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

19.3 Nothing in this Article shall prevent Hach from seeking injunctive relief against Distributor from any judicial or administrative authority pending the resolution of a controversy or claim by arbitration. Hach also reserves the right to sue in any court of competent jurisdiction to collect from Distributor funds due and owing Hach for Products sold and delivered to Distributor under this Agreement and Distributor agrees that, in the event of any such suit for collection by Hach, Distributor shall not be entitled to raise as a defense thereto any set-off or counterclaim alleged by Distributor; rather, any set-off or counterclaim alleged by Distributor shall be subject to the arbitration provision above.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year hereinafter written, to become effective when signed by both parties.





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FOR DISTRIBUTOR:                            FOR HACH COMPANY:

NAME:                                       NAME: Daniel A. Pryor
     -----------------------------

SIGNATURE:                                  SIGNATURE:
           -----------------------                     -----------------------

TITLE:                                      TITLE: Executive Vice President
      ----------------------------

DATE:                                       CONTRACT DATE:
     -----------------------------                        --------------------







Exhibits List:



Exhibit A Territory
Exhibit B Products
Exhibit C Compensation Schedule
Exhibit D Payment Terms
Exhibit E Requirements for Export or Import of Products
Exhibit F Waivers




                                       10
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                                    EXHIBIT A
                                    TERRITORY
--------------------------------------------------------------------------------



                                    Hong Kong
                                      Macao
                           People's Republic of China
























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                                    EXHIBIT B
                                    PRODUCTS


1.1 Distributor may only Distribute Products which are covered under this Agreement. Products covered under this Agreement are denominated as such with a check mark in the YES Column under 2.2 below. Product denominated with a check mark in the NO Column below is not covered under this Agreement and Distributor is not eligible to distribute those products.

2.2      PRODUCT CLASS                                                 COVERED UNDER THIS AGREEMENT
----------------------------------------------------------------------------------------
         CHEMICALS  (Process Reagents)                                 NO    YES  X  EXCEPTIONS
                                                                         ---     ---            ---

         CHEMICALS  (COD Reagents; Lab/Kit                             NO    YES  X  EXCEPTIONS
         Reagents manufactured by Hach)                                  ---     ---            ---

         TEST KITS                                                     NO    YES  X  EXCEPTIONS
         (Test Kits; Test Kit Replacement Parts)                         ---     ---            ---

         MICROBIOLOGY                                                  NO    YES  X  EXCEPTIONS
         (Microbiological Chemicals/Media;                               ---     ---            ---
         Kits and Apparatus manufactured by Hach)

         CHEMISTRY RESALE                                              NO    YES  X  EXCEPTIONS
         (Resale Apparatus, Resale Lab Instruments)                      ---     ---            ---

         OTHER CHEMICALS                                               NO    YES  X  EXCEPTIONS
         (Other Chemicals manufactured by Hach)                          ---     ---            ---

         COLORIMETERS/SPECTROPHOTOMETERS                               NO    YES  X  EXCEPTIONS
         (Pocket Colorimeters; DR-Series Colorimeters,                   ---     ---            ---
         DR-Series Spectrophotometers; DR-EL Series
         Portable Field Laboratories; Special Field Laboratories
         CEL Series Portable Field Laboratories)

         LABORATORY INSTRUMENTS                                        NO    YES  X  EXCEPTIONS
         (Amperometric Titrator; TitraStir; BOD Apparatus;               ---     ---            ---
         IncuTrol; COD Reactor; Conductivity Meters;
         Digital Titrators; Dissolved Oxygen Meters;
         Electrodes, pH Meters; TenSette(R) Pipettes;
         Digestion Instruments & Accessories; Hach
         Miscellaneous Laboratory Instruments and
         Accessories)

         TURBIDIMETERS  (Laboratory and                                NO    YES  X  EXCEPTIONS
         Portable Turbidimeters/Nephelometers, Lab                       ---     ---            ---
         & Portable Particle Counters)

         PROCESS  PARTICLE ANALYZERS                                   NO    YES  X  EXCEPTIONS
         (Suspended Solids, Turbidimeters/                               ---     ---            ---
         Nephelometers, Process Particle Counters,
         Sludge Blanket Monitors)

         PROCESS INSTRUMENTS                                           NO    YES  X  EXCEPTIONS
                                                                         ---     ---            ---

         SAMPLERS                                                      NO    YES  X  EXCEPTIONS
                                                                         ---     ---            ---

         FLOW METERS (Portable, Permanent, Fixed)                      NO    YES  X  EXCEPTIONS
                                                                         ---     ---            ---

         SERVICE PARTS                                                 NO    YES  X  EXCEPTIONS
                                                                         ---     ---            ---

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                                    EXHIBIT C
                              COMPENSATION SCHEDULE
--------------------------------------------------------------------------------
1.0 Distributor may, at Hach's discretion and with prior approval on each transaction, be allowed a percentage commission for certain sales.

         1.1 Sales for which Distributor may be allowed a commission are indent sales made at Hach's International market Price for the Territory on orders direct from the Territory. Distributor orders for Distributor's own account at Distributor's cost are not commissionable orders under this Agreement.

2.0      Commission is computed according to the following schedule.

         2.1 Full Commission is _20__% of the International Market Price for the Territory, Ex Works (Factory, Ames, Iowa).

         2.2 Full Commission may be achieved according to the following participation Schedule:

                  2.2.1 Credit for Specifying Hach Products: Up to fifty percent (50%) of full commission may be credited to the account of the Distributor who participates in securing a written specification or preference for Hach Product(s) in the Territory. Where more than one Distributor has secured such specification or preference this fifty percent of full commission may be allocated among the participants at Hach's discretion.

                  2.2.2 Credit for Origination of Order: Up to twenty-five (25%) of Full Commission may be credited to the account of the Distributor from whose Territory the order issued. Distributors must substantiate that he or his agent(s) were materially instrumental in inducing the customer to place the order for which commission is sought with Hach Company. The following are examples of the types of inducement which will be considered instrumental and therefore commissionable: pre-notifying Hach Company of the existence of an order, specification of the Distributor's name on the customer's purchase order, or other documentary proof of Distributor inducement. Nothing in this Section 2.2.2 would preclude Distributor from offering other evidence of its instrumentality in the transaction. Hach may, at its sole discretion choose to accept or reject such other forms of proof.

                  2.2.3 Credit for Destination of Product: Up to twenty-five percent (25%) of Full Commission may be credited to the account of the Distributor into whose Territory Hach Product(s) is shipped for installation or use. No Commission shall be paid unless Distributor has and will, in Hach's opinion, provide reasonable assistance to the customer in the Territory before, during or after the transaction. Such assistance may include but is not limited to on-site inspection of the Product and a commitment to continued service and support.

                  2.2.4 Upon receipt of commission payment for Destination Credit, Distributor must, within 60 days of the date of the commission check, prepare and submit to Hach a complete description of any and all Distributor's post-transaction activity related to that commission payment. Failure to promptly report such post-transaction activity may result in limitation of Distributor's rights to receive future Destination Credit.

2.3 All claims for Specification Participation, Order Origination or Destination Participation must be adequately supported by written documentation or a report acceptable to Hach which indicates the materiality of Distributor involvement in the transaction.

2.4. Nothing herein precludes Hach Company and Distributor from agreeing upon a Commission schedules or program different from that described in this Exhibit, so long as such schedule or program is agreed upon in writing and in advance of any commissionable event.

                                       13
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                                    EXHIBIT D
                                  PAYMENT TERMS
                                  -------------


                        NET 60 DAYS FROM DATE OF INVOICE






                                       14
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                                    EXHIBIT E
                  REQUIREMENTS FOR EXPORT OR IMPORT OF PRODUCTS
                  ---------------------------------------------


1.0      Responsibility for Compliance with Laws and Regulations

         1.1 Distributor is responsible to be in compliance with all laws and regulations pertaining to Hach products (the "Laws"). This includes the Laws of the Territory and those of the United States. Violation of this section of the Agreement by the Distributor is a material breach will result in immediate termination of Distributor pursuant to Section 13.2.16 of the Distributorship Agreement (the "Agreement").

         1.2 Distributor will appropriately train staff, agents or employees who have responsibility for Hach 1.4 product import, sales or distribution in accordance with HACH DISTRIBUTOR'S EXPORT TRAINING MATERIALS. Failure to adequately train, retrain, advise, educate or instruct staff, agents or employees will be considered a breach of the Agreement under
                  Section 13.2.16.

2.0      Requirements

         2.1 Distributor, its staff, agents and employees shall, at a minimum, know and understand the following Laws and compliance requirements:

         (a)      Red Flags for Illegal Transactions
         (b)      Controlled Products requirements for licensing
         (c)      Embargoed and restricted countries
         (d)      Denied Parties and Parties on the Entity List
         (e)      Prohibited End Users
         (f)      Documentation retention and production requirements
         (g) Other requirements which may, from time to time, be implemented by the US government.

3.0      Compliance Training and Auditing

         3.1 Hach will provide Distributor with information and training materials, however, Distributor is primarily responsible for implementation of a training program, maintaining availability of current information regarding the Laws, training and retaining and document retention.

         3.2 Hach distributors may be audited for compliance with U.S. export regulations by US agencies or by Hach. Distributor will cooperate with any audit conducted by a governmental agency of the Territory or of the United States. Distributor will assist Hach in its periodic audit of Distributor's compliance program.





                                       15
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SIGNATURE COOPY


                                    EXHIBIT F
                                     WAIVERS
                                     -------







1. The following terms or conditions of the Agreement are waived or modified as indicated.



                                      None



                                       16